Exhibit 3.2

BY-LAWS

OF

CVS CAREMARK CORPORATION

(as amended and restated May 12, 2010)

ARTICLE 1

STOCKHOLDERS

Section 1.01 ANNUAL MEETING. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware stated in the notice of the meeting as the Board of Directors may determine, on such day in the month of April or May as the Board of Directors may determine, at ten o’clock (10:00) in the forenoon, Rhode Island time, or at such other hour stated in the notice of the meeting as the Board of Directors may determine.

Section 1.02 SPECIAL MEETINGS.

(i) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

(ii) A special meeting of stockholders shall be called by the Secretary of the corporation at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record of at least twenty-five percent (25%) of the voting power of the outstanding capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall comply with Sections 2 and 10 of this Article 1, and shall include (A) a statement of the specific purpose or purposes of the special meeting, (B) the information required by Section 10(i)(c) of this Article 1, (C) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (D) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the corporation.

(iii) Notwithstanding the foregoing provisions of this Section 2, a special meeting requested by stockholders shall not be held if (A) the Special Meeting Request does not comply with this

Section 2, (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (C) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than one hundred twenty (120) days before the Special Meeting Request was received by the Secretary, (E) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business, or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law. For purposes of this Section 2(iii), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2(iii) have been satisfied.

(iv) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

(v) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 3 of this Article 1. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(vi) Special meetings shall be held at such date and time as may be fixed by the Board of Directors in accordance with these by-laws; provided, however, that in the case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than ninety (90) days after a Special Meeting Request that satisfies the requirements of this Section 2 is received by the Secretary. Special meetings shall be held at such place within or without the State of Delaware as is specified in the notice of meeting.

Section 1.03 NOTICE OF MEETING; WAIVER. Unless otherwise required by statute, the notice of every meeting of the stockholders shall be in writing and signed by the Chairman of the Board of Directors or the Chief Executive Officer (or the President or a Vice President or the Secretary or an Assistant Secretary, in each case acting at the direction of the Chairman of the Board of Directors or the Chief Executive Officer) and shall state the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If the notice is mailed, it shall be directed to a stockholder at the stockholder’s address as it appears on the record of stockholders unless the stockholder shall have filed with the Secretary of the corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

Section 1.04 QUORUM. At any meeting of the stockholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.05 ORGANIZATION. The Chairman of the Board of Directors or, in his absence, the Chief Executive Officer or, in his absence, the President, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as chairman of such meetings. The Board of Directors or the Executive Committee may appoint any stockholder to act as chairman of any meeting in the absence of any of such officers and in the event of such absence and the failure of such board or committee to appoint a chairman, the stockholders present at such meeting may nominate and appoint any stockholder to act as chairman.

The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, but, in the absence of said officers, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.06 VOTING. At each meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote either in person or by proxy.

Section 1.07 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the stockholders.

Section 1.08 INSPECTORS OF ELECTION. The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Inspectors shall be sworn.

Section 1.09 CONDUCT OF ELECTION. At each meeting of the stockholders, votes, proxies, consents and ballots shall be received, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes, shall be decided by the Inspectors of Election.

Section 1.10 NOTICE OF NOMINATIONS AND STOCKHOLDER BUSINESS.

(i) Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10(i), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10(i).

(b) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (i)(a) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date then to be timely such notice must be received by the corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address, as they appear on the corporation’s books, of such stockholder and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities,

stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the corporation, the information required under clauses (i)(c)(2), (3) and (4) of this Section 10 shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(ii) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the corporation at a special meeting of stockholders may be made by stockholders only (a) in accordance with Section 2 of this Article 1 or (b) if the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 10(ii), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10(ii). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2 of this Article 1. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to Section 10(ii)(b), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal office of the corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 10(i)(c).

(iii) General.

(a) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the corporation unless nominated in accordance with the procedures set forth in Section 2 of this Article 1 and this Section 10. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2 of this Article 1 and this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) Without limiting the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these by-laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10, and compliance with paragraphs (i)(a)(C) and (ii) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last sentence of this paragraph (iii)(b)). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 10 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended from time to time, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.01 NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than three (3) nor more than eighteen (18), as determined by action of the Board of Directors.

Section 2.02 TERM AND VACANCIES. Directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

Vacancies in the Board of Directors, from any cause whatsoever, including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

Directors need not be stockholders.

Section 2.03 MAJORITY VOTING. Except as otherwise provided in Section 4 of this Article 2, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3, a majority of votes cast means that the number of votes “for” a director’s election must exceed fifty percent (50%) of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election.

Section 2.04 CONTESTED ELECTIONS. If, as of the last date by which stockholders may submit notice to nominate a person for election as a director pursuant to Article 1, Section 10 of these by-laws, the number of nominees for any election of directors, exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.

Section 2.05 RESIGNATION AND REPLACEMENT OF UNSUCCESSFUL INCUMBENT DIRECTOR.

(i) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, which resignation shall become effective upon (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance by the Board of Directors of that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose.

(ii) The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, shall no later than at its first regularly scheduled meeting following certification of the shareholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board of Directors that a compelling reason exists for concluding that it is in the best interests of the corporation for an unsuccessful incumbent to remain as a director, no such person shall be elected by the Board of Directors to serve as a director, and the Board of Directors shall accept that person’s resignation.

(iii) The Board of Directors shall promptly consider and act upon the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee, in making this recommendation and the Board of Directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.

(iv) If the Board of Directors determines to accept the resignation of an unsuccessful incumbent, the Nominating and Corporate Governance Committee shall promptly recommend a candidate to the Board of Directors to fill the office formerly held by the unsuccessful incumbent.

(v) The Nominating and Corporate Governance Committee and the Board of Directors shall take the actions required under this Section 5 without the participation of any unsuccessful incumbent except that:

(a) If every member of the Nominating and Corporate Governance Committee is an unsuccessful incumbent, then a majority of the Board of Directors shall appoint a Board committee (the “Special Nominating Committee”) of independent directors (as defined below) for the purpose of considering the tendered resignations and making a recommendation to the Board of Directors whether to accept or reject them; and

(b) If the number of independent directors who are not unsuccessful incumbents is three or fewer, all directors may participate in the decisions under this Section 5.

As used above, the term “independent director” shall mean a director who complies with the “independent director” requirements under the rules of the New York Stock Exchange, Inc., under law or under any rule or regulation of any other regulatory body or self regulatory body applicable to the corporation.

(vi) If the Board of Directors accepts the resignation of a director who is an unsuccessful incumbent pursuant to this by-law, or if a nominee for director who is not an incumbent director does not receive more than fifty percent (50%) of the votes cast with respect to that director’s election, then the Board of Directors may fill the resulting vacancy pursuant to Section 2 of this Article 2, or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of this Article 2.

Section 2.06 RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board of Directors or to the Secretary of the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive more than fifty percent (50%) of the votes cast in an election and the Board of Directors’ acceptance of the resignation).

Section 2.07 GENERAL POWERS OF DIRECTORS. The business of the corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the corporation’s certificate of incorporation and amendments thereto, or by these by-laws.

Section 2.08 MEETINGS OF DIRECTORS. The directors may hold their meetings and may keep an office and maintain the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Delaware or outside the State of Delaware as the Board may, from time to time, determine.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2.09 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the corporation in the County of Providence, City of Woonsocket, State of Rhode Island, or at such other place within or without the State of Delaware as shall be designated in the notice of the meeting as follows: one (1) meeting shall be held immediately following the annual meeting of stockholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the Board of Directors, all of which meetings shall be held upon not less than four (4) days’ notice served upon each director by mailing such notice to the director at the director’s address as the same appears upon the records of the corporation, except the meeting which shall be held immediately following the annual meeting of stockholders which meeting shall be held without notice.

Section 2.10 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board of Directors, or of the Chief Executive Officer of the corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by mailing such notice not less than four days, or by telegraphing or telecopying such notice not less than two days, before the date set for a special meeting, to each director.

Section 2.11 WAIVER. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 2.12 QUORUM. At a meeting, a majority of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

Section 2.13 ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may fix and determine.

At all meetings of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the lead independent director, shall preside.

Section 2.14 ELECTION OF CHAIRMAN, OFFICERS AND COMMITTEES. At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the stockholders, the Board of Directors shall proceed to the election of the Chairman of the Board of Directors (who may be an executive officer of the Corporation), of the executive officers of the corporation, and of the Executive Committee, if the Board of Directors shall provide for such committee under the provisions of Article 3 hereof.

Except as otherwise provided herein, the Board of Directors from time to time may fill any vacancies among the Chairman, the executive officers, members of the Executive Committee and members of other committees, and may appoint additional executive officers and additional members of such Executive Committee or other committees.

Section 2.15 COMPENSATION. Directors who are not officers or employees of the corporation or any of its subsidiaries may receive such remuneration as the Board may fix, in addition to a fixed sum for attendance at each regular or special meeting of the Board or a Committee of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor. In addition, each director shall be entitled to reimbursement for expenses incurred in attending any meeting of the Board or Committee thereof.

ARTICLE 3

COMMITTEES

Section 3.01 EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board may designate from the Directors an Executive Committee consisting of three or more, to serve at the pleasure of the Board. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 of this Article 3.

Meetings of the Executive Committee shall be called by any member of the same, on three days’ mailed notice, or one day’s telegraphed or telecopied notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meeting may be waived, in writing, by any member of the Executive Committee.

All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.02 OTHER COMMITTEES. The Board of Directors may appoint such other committees, of three or more, as the Board shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except that such committees shall have no authority as to the matters set out in Section 3 of this Article 3.

Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.03 LIMITATIONS. No committee shall have authority as to the following matters:

(i) The approval, adoption, recommendation or submission to stockholders of any action that needs stockholders’ authorization.

(ii) The filling of vacancies in the Board of Directors or in any committee.

(iii) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(iv) The amendment or repeal of the by-laws, or the adoption of new by-laws.

(v) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Section 3.04 ALTERNATES. The Board of Directors may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

Section 3.05 COMPENSATION. Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the corporation in any other capacity or receiving compensation therefor.

ARTICLE 4

OFFICERS AND CHAIRMAN

Section 4.01 TITLES AND TERMS OF OFFICE. The executive officers of the corporation shall be a Chief Executive Officer and a President, each of whom shall be a member of the Board of Directors, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, and a Controller, a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

Any two or more offices except President and Vice President may be held by the same person.

The officers of the corporation shall each hold office for one year and until their successors are chosen and qualified, and, except as set forth herein, shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

Section 4.02 CHAIRMAN OF THE BOARD. The Board of Directors shall designate a Chairman of the Board (or one or more Co-Chairmen of the Board), who may be an executive officer of the Corporation. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he will be present. If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties. The Chairman or Chairmen of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 4.03 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have general management and control over the policy, business and affairs of the corporation and shall have such other authority and perform such other duties as usually appertain to a chief executive officer of a business corporation. He shall exercise the powers of the Chairman of the Board of Directors during the Chairman’s absence or inability to act.

Section 4.04 PRESIDENT. The President, if any, shall have such authority and shall perform such duties as the Board of Directors, the Executive Committee, or the Chief Executive Officer may from time to time determine.

Section 4.05 EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall be designated and shall have such powers and perform such duties as may be assigned to them by the

Board of Directors, the Executive Committee, the Chief Executive Officer or the President. They shall, in order of their seniority or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, exercise the powers of the Chief Executive Officer during the absence or inability to act of the Chief Executive Officer and the President.

Section 4.06 CHIEF FINANCIAL OFFICER. A Chief Financial Officer or other officer designated by the Board of Directors shall be the principal financial officer of the corporation. He shall render to the Board of Directors, whenever the Board may require, an account of the financial condition of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 4.07 CONTROLLER. A Controller or other officer designated by the Board of Directors shall be the principal accounting officer of the corporation and, subject to the direction of the Chief Financial Officer, he shall have supervision over all the accounts and account books of the corporation. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Chief Financial Officer, and shall exercise the powers of the Chief Financial Officer during his absence or inability to act.

Section 4.08 TREASURER. The Treasurer shall have custody of the funds and securities of the corporation that come into his hands. When necessary or proper, he may endorse on behalf of the corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, he shall render a statement of his cash account; he shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chief Executive Officer, the President and the Chief Financial Officer; he shall give bond for the faithful discharge of his duties, if, as, and when the Board of Directors or the Executive Committee may require. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 4.09 ASSISTANT TREASURER. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to him, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer, exercise the powers of the Treasurer during his absence or inability to act.

Section 4.10 SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; and he shall have charge of the certificate books, transfer books and records of stockholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the inspection of any director upon application during the usual business hours.

He shall keep at the office of the corporation, or at the office of the transfer agent or registrar of the corporation’s capital stock, a record containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 220 of the General Corporate Law of the State of Delaware. He shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer and the President.

Section 4.11 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be delegated to him, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer or the President, exercise the powers of the Secretary during his absence or inability to act.

Section 4.12 VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the Chief Executive Officer of the corporation, or one designated in a proxy executed by him, and in the absence of either, the President, or a person designated in a proxy executed by him, and in the absence of all such, the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents of the corporation, in the order of their seniority, shall have full power and authority on behalf of the corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which this corporation may hold stock, and each such officer of the corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation might have possessed and exercised, if present.

The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons, which shall supersede the powers of those designated in the foregoing paragraph.

Section 4.13 EXECUTION OF CHECKS, ETC. All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of this corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may prescribe by resolution from time to time.

ARTICLE 5

CERTAIN OTHER GOVERNANCE MATTERS

Section 5.01. NAME OF THE CORPORATION. Any change to the name of the corporation shall require the approval of three-quarters (3/4) of the members of the Board of Directors.

Section 5.02. AMENDMENTS. Any amendment by the Board of Directors of this Article 5, or any other provision contained in these by-laws requiring approval for an action by at least three-quarters (3/4) of the members of the Board of Directors, shall require the approval of three-quarters (3/4) of the members of the Board of Directors.

ARTICLE 6

STOCK; RECORD DATE

Section 6.01 CERTIFICATES FOR STOCK; UNCERTIFICATED SHARES. The certificates for shares of the stock of the corporation shall be in such form as shall be proper or approved by the Board of Directors; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Notwithstanding the foregoing or the adoption of such a resolution or resolutions by the Board of Directors, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares, to be in such form as the Board shall have approved. Any such resolution shall not apply to any share represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Each certificate shall state (i) that the corporation is formed under the laws of the State of Delaware, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value, if any, of each share represented by such certificate. Each certificate shall be signed by the Chairman of the Board of Directors, Chief Executive Officer, the President, an Executive Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the corporation’s seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar the signature of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the corporation upon such certificates may be facsimiles, engraved or printed. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

Section 6.02 TRANSFER OF SHARES. Shares of the stock of the corporation may be transferred on the record of stockholders of the corporation by the holder thereof in person or by his duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the holder of uncertificated shares.

Section 6.03 AUTHORITY FOR ADDITIONAL RULES REGARDING TRANSFER. The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 6.04 TRANSFER AGENTS AND REGISTRARS. The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

Section 6.05 RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6.06 LIST OF STOCKHOLDERS AS OF RECORD DATE. The Secretary of the corporation or the transfer agent of its stock shall make and certify a list of the stockholders as of the record date and number of shares of each class of stock of record in the name of each stockholder and such list shall be present at every meeting of stockholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat, may vote at such meeting.

Section 6.07 DIVIDENDS. Dividends may be declared and paid out of the surplus of the corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the certificate of incorporation of the corporation.

Section 6.08 STOCKHOLDER RIGHTS PLANS.

(i) Notwithstanding anything in these by-laws to the contrary, the amendment of any Stockholder Rights Plan which has the effect of extending the term of the Stockholder Rights Plan or any rights or options provided thereunder shall require the approval of at least three-quarters (3/4) of the Board of Directors, and any Stockholder Rights Plan adopted after February 5, 2008 shall expire if not so amended no later than one (1) year following the later of the date of its adoption and the date of its last such amendment.

(ii) Paragraph (i) of this Article 6, Section 8 shall not apply to any Stockholder Rights Plan ratified by the stockholders.

(iii) “Stockholder Rights Plan” refers in this Article 6, Section 8 to any stockholder rights plan, rights agreement or any other form of “poison pill” anti-takeover device or plan which is designed to or has the effect of making an acquisition of large holdings of the corporation’s shares of stock more difficult or expensive (but for avoidance of doubt, excluding any issuance or sale of securities or rights in connection with a bona fide financing transaction).

(iv) Nothing in this Article 6, Section 8 should be construed to permit or validate any decision by the Board of Directors to adopt or amend a Stockholder Rights Plan that would otherwise be prohibited or invalid under applicable Delaware law.

ARTICLE 7

CORPORATE SEAL

The Board of Directors shall provide a suitable seal containing the name of the corporation and of the state under the laws of which the corporation was incorporated; and the Secretary shall have the custody thereof.

ARTICLE 8

AMENDMENTS

Subject to Article 5, Section 2, these by-laws or any of them, may be altered, amended or repealed, or new by-laws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.